Exhibit 99.1

Allscripts Contacts:

Dan Michelson Chief Marketing Officer 312-506-1217 dan.michelson@allscripts.com	William Davis Chief Financial Officer 312-506-1211 bill.davis@allscripts.com

Todd Stein

Senior Manager/Public Relations

312-506-1216

todd.stein@allscripts.com

Allscripts to Announce Fiscal Fourth Quarter and Year-End Results on July 20, 2009

CHICAGO – June 24, 2009 – Allscripts (NASDAQ: MDRX) announced today that it will report its financial results for the three months and fiscal year ended May 31, 2009 after the stock market closes on Monday, July 20, 2009. At 4:30 PM Eastern Daylight Time on the same day, Allscripts management will host a conference call and webcast to discuss the company’s earnings and other information.

Update on Company Guidance

The company estimates that new order intake for its clinical solutions during the three months ended May 31, 2009, was approximately $103 million ($27 million of which, or 26%, will be delivered as Software as a Service), which compares to $82 million during the same three-month period a year ago ($8 million of which, or 10%, represents Software as a Service), representing 26% growth. The company expects its fourth quarter and full-year revenue and non-GAAP adjusted earnings to be slightly above the previously communicated guidance in light of the company’s better than expected sales performance in the quarter.

More Details on the Call

The earnings announcement will be distributed via PR Newswire immediately after the market closes on the afternoon of July 20, 2009. The press release also will be available on the company’s website at www.allscripts.com.

To listen to the conference call online, participants may log onto www.allscripts.com. It is recommended that participants log onto the website approximately 15 minutes prior to the start of the conference call to download and install any necessary software. The conference call also can be accessed by dialing (877) 230-5050 and requesting the Allscripts earnings call. International callers can access the audio portion of the webcast by dialing (973) 532-4923 and requesting the Allscripts Investor Presentation. A

Microsoft Windows Media Player web replay will be available four hours after the conclusion of the call for a period of two weeks at www.allscripts.com or by calling (800) 642-1687 - or (706) 645-9291 for international callers - ID # 15908941.

(Minimum requirements to listen to the call online are: Microsoft Windows Media Player software, downloadable free from http://windowsmedia.com/download/download.asp, an Internet connection, and speakers or earphones).

Upcoming Investor Presentations

Allscripts will present at the following upcoming investor events:

•	August 6, 2009 at the Oppenheimer 2nd Annual Healthcare Information Technology 1-on-1 Conference, New York

•	September 9, 2009 at the Thomas Weisel Partners Healthcare Conference, Boston

•	September 15, 2009 at the Stifel Nicolaus Health Care Conference, Baltimore

The presentations may be accessed live or as archived files at www.allscripts.com under the “Company” menu (click “Investor Relations”). The Oppenheimer conference appearance does not include a presentation.

About Allscripts

Allscripts uses innovation technology to bring health to healthcare. More than 150,000 physicians, 700 hospitals and nearly 7,000 post-acute and homecare organizations utilize Allscripts to improve the health of their patients and their bottom line. The Company’s award-winning solutions include electronic health records, electronic prescribing, revenue cycle management, practice management, document management, medication services, hospital care management, emergency department information systems and homecare automation. Allscripts is the brand name of Allscripts-Misys Healthcare Solutions, Inc. To learn more, visit www.allscripts.com.

This news release may contain forward-looking statements within the meaning of the federal securities laws. Statements regarding future events, developments, the Company’s future performance, as well as management’s expectations, beliefs, intentions, plans, estimates or projections relating to the future are forward-looking statements within the meaning of these laws. These forward-looking statements are subject to a number of risks and uncertainties, some of which are outlined below. As a result, actual results may vary materially from those anticipated by the forward-looking statements. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are: the volume and timing of systems sales and installations; length of sales cycles and the installation process; the possibility that products will not achieve or sustain market acceptance; the timing, cost and success or failure of new product and service introductions, development and product upgrade releases; competitive pressures including product offerings, pricing and promotional activities; our ability to establish and maintain strategic relationships; undetected errors or similar problems in our software products; compliance with existing laws, regulations and industry initiatives and future changes in laws or regulations in the healthcare industry; possible regulation of the Company’s software by the U.S. Food and Drug Administration; the possibility of product-related liabilities; our ability to attract and retain qualified personnel; our ability to identify and complete acquisitions, manage our growth and integrate acquisitions; the ability to recognize the benefits of the merger with Misys

Healthcare Systems, LLC (“MHS”); the integration of MHS with the Company and the possible disruption of current plans and operations as a result thereof; maintaining our intellectual property rights and litigation involving intellectual property rights; risks related to third-party suppliers; our ability to obtain, use or successfully integrate third-party licensed technology; breach of our security by third parties; and the risk factors detailed from time to time in our reports filed with the Securities and Exchange Commission, including our 2007 Annual Report on Form 10-K available through the Web site maintained by the Securities and Exchange Commission at www.sec.gov. The Company undertakes no obligation to update publicly any forward-looking statement, whether as a result of new information, future events or otherwise.